SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: December 11, 2003

URBANFIND, INC.

(Exact Name of Registrant as Specified in its Charter)
Delaware	000-30965	91-1980708
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2009 Iron Street, Bellingham, WA 98225

(Address of principal executive offices)

Registrant's telephone number, including area code: 360-647-3170

_______________________________________________

(Former name or former address, if changed since last report)

Item 5. Other Events

On December 11, 2003, Urbanfind, Inc. announced that it had negotiated and signed a final agreement for the option to acquire the majority interest in a package of mineral claims in the Klondike region, Yukon, Canada known as the Lone Star claims. These mineral rights have been privately owned or closely held for the past 107 years.

Commencing in 2004, the company intends to launch an extensive work program to determine mineable, feasible ore resources. Urbanfind, Inc. is in the process of requesting a special meeting of shareholders to change its name to Klondike Star Mineral Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBANFIND, INC.

Dec. 12, 2003                                    /s/ Hans Boge

Date                                                     Hans Boge, President